SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                           August 14, 1995


                           TIME WARNER INC.
         ----------------------------------------------------
        (Exact name of registrant as specified in its charter)

          Delaware                 1-8637                  13-1388520
----------------------------      ------------         ------------------
(State or other jurisdiction      (Commission          (I.R.S. Employer
       of incorporation)           File Number)        Identification No.)




               75 Rockefeller Plaza, New York, NY 10019
          -------------------------------------------------
         (Address of principal executive offices) (zip code)


                            (212) 484-8000
         ----------------------------------------------------
         (Registrant's telephone number, including area code)


                            Not Applicable
     ------------------------------------------------------------
    (Former name or former address, if changed since last report)

Item 5. Other Events.
---------------------
     Time Warner Inc. ("Time Warner") and Time Warner Entertainment Company, L.P. ("TWE"), 63.27% of the residual equity as well as certain priority capital interests of which are owned by subsidiaries of Time Warner, have recently entered into, or intend to enter into, the transactions described below:

          (i) on August 15, 1995, Time Warner expects to raise $363 million of net proceeds through the issuance of approximately
     12.1 million Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("PERCS"). Cumulative cash distributions will be payable on the PERCS at an annual rate of 4%, or $1.24 per PERCS. The PERCS will be subject to mandatory redemption on December 23, 1997, For an amount per PERCS equal to the lesser of $54.41, and the then market value of a Share of common stock of Hasbro, Inc. ("Hasbro") payable in cash or, at Time Warner's option, Hasbro common stock. Time Warner currently has a 13.75% equity interest in Hasbro;

          (ii) on August 10, 1995, Time Warner announced the partial redemption on September 18, 1995 of $1 billion principal amount of its 8.75% Convertible Subordinated Debentures due 2015 (the "8.75% Convertible Debentures") for an aggregate redemption price of $1.063 billion, including redemption premiums and accrued interest thereon. The redemption is expected to be financed with approximately $500 million of proceeds raised from the issuance of 7.75% ten-year notes (the "7.75% Notes") in June 1995, $363 million of net proceeds to be raised from the issuance of the PERCS and available cash and equivalents (the "Market Refinancings");

          (iii) on July 31, 1995, Time Warner announced the redemption on August 15, 1995 of all of its $1.8 billion principal amount of outstanding Redeemable Reset Notes due August 15, 2002 (the "Reset Notes") in exchange for new securities (the "Reset Notes Refinancing"). The Reset Notes will be redeemed in exchange for approximately $457 million aggregate principal amount of Floating Rate Notes due August 15, 2000, approximately $274 million aggregate principal amount of 7.975% Notes due August 15, 2004, approximately $548 million aggregate principal amount of 8.11% Debentures due August 15, 2006, and approximately $548 million aggregate principal amount of 8.18% Debentures due August 15, 2007 (collectively, the "Exchange Securities");

          (iv) on July 6, 1995 (as previously reported on the Form 8-K of Time Warner dated July 6, 1995), Time Warner acquired KBLCOM Incorporated ("KBLCOM") which owns cable television systems serving approximately 700,000 subscribers, and a 50% interest in Paragon Communications ("Paragon"), which owns cable television systems serving approximately 972,000 subscribers. The other 50% interest in Paragon is already owned by TWE;

          (v) on June 30, 1995, a wholly owned subsidiary of Time Warner ("TWI Cable"), TWE and the TWE-Advance/Newhouse Partnership (as defined below) executed a five-year revolving credit facility (the "New Credit Agreement"). The New Credit Agreement will enable such entities to refinance certain indebtedness assumed from the companies acquired or to be acquired in the Acquisitions (as defined below), to refinance existing indebtedness of TWE and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the "Bank Refinancing"). The Market Refinancings, the Reset Notes Refinancing and the Bank Refinancing are referred to herein as the "1995 Debt Refinancings";

          (vi) on June 23, 1995, (A) Six Flags Entertainment
     Corporation ("Six Flags") was recapitalized, (B) TWE sold 51% of its interest in Six Flags to an investment group led by Boston Ventures and (C) TWE granted certain licenses to Six Flags
     (collectively, the "Six Flags Transaction");

          (vii) on May 18, 1995, Time Warner announced the planned sale by TWE of 15 of its unclustered cable television systems serving approximately 144,000 subscribers, certain of which transactions closed during the second quarter of 1995 (the "Unclustered Cable Disposition");

          (viii) on May 2, 1995, Time Warner acquired Summit
     Communications Group, Inc. ("Summit"), which owns cable television systems serving approximately 162,000 subscribers (the "Summit Acquisition");

          (ix) on April 1, 1995 (as previously reported on the Form 8-K of Time Warner dated April 1, 1995), TWE closed its transaction (the "TWE-A/N Transaction") with the Advance/Newhouse Partnership ("Advance/Newhouse"), pursuant to which TWE and Advance/Newhouse formed the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "TWE-Advance/Newhouse Partnership"), in which TWE owns a two-thirds equity interest and is the managing partner and Advance/Newhouse owns a one-third equity interest. The TWE-Advance/Newhouse Partnership owns cable television systems (or interests therein), serving approximately 4.5 million subscribers, as well as certain foreign cable investments and certain programming investments; and

          (x) on February 6, 1995 (as previously reported on the Form 8-K of Time Warner dated February 6, 1995), Time Warner entered into certain agreements with Cablevision Industries Corporation ("CVI"), certain affiliated entities of CVI (the "Gerry Companies"), the direct holders of certain interests in the Gerry Companies and Alan Gerry, the principal stockholder of CVI and the Gerry Companies (the "CVI Acquisition"), pursuant to which Time Warner will acquire CVI, and Time Warner or certain subsidiaries of Time Warner will acquire each of the Gerry Companies. CVI and the Gerry Companies own cable television systems serving approximately 1.3 million subscribers.

     The Unclustered Cable Disposition and the Six Flags Transaction are referred to herein as the "Asset Sale Transactions"; the Summit Acquisition, KBLCOM Acquisition and CVI Acquisition are referred to herein as the "Acquisitions"; the Acquisitions and the TWE-A/N Transaction are referred to herein as the "Cable Transactions" and the Asset Sale Transactions, the Cable Transactions and the 1995 Debt Refinancings are referred to herein as the "Transactions".

        Pro Forma Consolidated Condensed Financial Statements

     The following pro forma consolidated condensed balance sheets of Time Warner and the Time Warner Entertainment Group (the "Entertainment Group"), principally consisting of TWE, at June 30, 1995 give effect to the Unclustered Cable Disposition and the 1995 Debt Refinancings and, with respect to the balance sheet of Time Warner only, also give effect to the KBLCOM Acquisition and the CVI Acquisition, in each case as if such transactions occurred at such date. The Summit Acquisition, the TWE-A/N Transaction and the Six Flags Transaction are already reflected in the respective historical balance sheets of Time Warner and the Entertainment Group as of June 30, 1995. The following pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group for the six months ended June 30, 1995 and the year ended December 31, 1994 give effect to the Asset Sale Transactions, the TWE-A/N Transaction and the 1995 Debt Refinancings and, with respect to the statements of operations of Time Warner only, also give effect to the Acquisitions, in each case as if the transactions occurred at the beginning of such periods. The pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Quarterly Report on Form 10-Q for the six months ended June 30, 1995 and the Time Warner Annual Report on Form 10-K for the year ended December 31, 1994, as well as the historical financial statements of (i) Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries and Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries (which entities contributed substantially all of their assets to Advance/Newhouse prior to the closing of the TWE-A/N Transaction),
(ii) Cablevision Industries Limited Partnership and the Combined Entities (which financial statements are the combined financial statements of the Gerry Companies), (iii) CVI, (iv) KBLCOM and (v) Summit. The pro forma consolidated condensed financial statements have been derived from the historical financial statements of the respective entities as of and for the six months ended June 30, 1995 and for the year ended December 31, 1994, except in the case of (1) the Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries, which entities have different fiscal years and were acquired on April 1, 1995; consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended January 31, 1995 and for the twelve months ended October 31, 1994, (2) the Vision Cable Division of Vision Cable Communications Inc. and Subsidiaries which were acquired on April 1, 1995 and consequently, such pro forma financial statements have been derived from the unaudited combined financial statements of such entities for the three months ended March 31, 1995 and for the year ended December 31, 1994 (which financial statements, in the case of (1) and (2) have been previously filed in connection with Time Warner's Current Report on Form 8-K dated May 30, 1995) and (3) Summit, which was acquired on May 2, 1995 and consequently, such pro forma financial statements have been derived from the unaudited consolidated financial statements for such entity for the four months ended May 2, 1995 and for the year ended December 31, 1994. Historical financial statements are (a) attached as Exhibits hereto with respect to the financial statements of the Gerry Companies and KBLCOM as of and for the six months ended June 30, 1995, (b) incorporated herein by reference with respect to the financial statements of CVI as of and for the six months ended June 30, 1995 and (c) previously filed in connection with Time Warner's Current Report on Form 8-K dated May 30, 1995, with respect to the financial statements of the Gerry Companies, CVI, KBLCOM and Summit as of and for the year ended December 31, 1994.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the Transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.

     TWE consolidates the TWE-Advance/Newhouse Partnership and the one-third equity interest owned by Advance/Newhouse is reflected in the Entertainment Group historical balance sheet as minority interest. In accordance with the partnership agreement for the TWE-Advance/Newhouse Partnership, Advance/Newhouse may require TWE to purchase its equity interest for fair market value at specified intervals following the death of both of its principal shareholders. Following the third anniversary of the closing of the TWE-A/N Transaction, either partner can initiate a dissolution in which TWE would receive two-thirds and Advance/Newhouse would receive one-third of the partnership's net assets. The assets contributed by TWE and Advance/Newhouse to the TWE-Advance/Newhouse Partnership were recorded at their predecessor's historical cost. No gain was recognized by TWE upon the capitalization of the TWE-Advance/Newhouse Partnership.

     As a result of the Acquisitions, Time Warner has acquired or will acquire cable television systems serving approximately 2.2 million subscribers and a 50% interest in Paragon, which owns cable television systems serving approximately 972,000 subscribers (the other 50% interest is already owned by TWE). As described below, in order to consummate the Acquisitions, Time Warner has or will issue approximately 5.1 million shares of Common Stock, par value $1.00 per share, of Time Warner (the "Common Stock") and approximately $2.1 billion aggregate liquidation value of new series of convertible preferred stock, and has or will assume or incur, directly or indirectly, approximately $3.3 billion of debt.

     In connection with the Summit Acquisition, Time Warner issued 1,550,936 shares of Common Stock and 3,264,508 shares of a new series of convertible preferred stock (the "Series C Preferred Stock") and assumed or incurred approximately $146 million of indebtedness. The Series C Preferred Stock has a liquidation value of $100 per share, is convertible into 6.8 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), receives for five years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series C Preferred Stock may be converted, and is redeemable for cash at the liquidation value plus unpaid dividends after five years, or exchangeable for Common Stock by the holder beginning after the third year and by Time Warner after the fourth year at the stated conversion price plus a declining premium in years four and five and no premium thereafter.

     In connection with the KBLCOM Acquisition, Time Warner issued one million shares of Common Stock and 11 million shares of a new series of convertible preferred stock (the "Series D Preferred Stock") and assumed or incurred approximately $1.2 billion of indebtedness, including $113 million of Time Warner's allocable share of Paragon's indebtedness. The Series D Preferred Stock has a liquidation value of $100 per share, is convertible into 22.9 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), and receives for four years an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series D Preferred Stock may be converted. Time Warner has the right to exchange the Series D Preferred Stock for Common Stock at the stated conversion price after four years and, after five years, Time Warner has the right to redeem the Series D Preferred Stock, in whole or in part, for cash at the liquidation value plus accrued dividends.

     In connection with the CVI Acquisition, Time Warner will issue
2.5 million shares of Common Stock and 3.25 million shares each of two new series of convertible preferred stock (the "Series E Preferred Stock" and "Series F Preferred Stock") and assume or incur approximately $2 billion of indebtedness. The Series E Preferred Stock and Series F Preferred Stock will have a liquidation value of $100 per share, will be convertible into an aggregate of 13.5 million shares of Common Stock at a conversion price of $48 per share (based on its liquidation value), and will receive, for a period of five years with respect to the Series E Preferred Stock and a period of four years with respect to the Series F Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which a share of Series E Preferred Stock or Series F Preferred Stock may be converted. Time Warner will have the right to exchange each of the Series E Preferred Stock and Series F Preferred Stock for Common Stock at the stated conversion price after five years and four years, respectively, and will be permitted to redeem each series, in whole or in part, for cash at the liquidation value plus accrued dividends, in each case after five years. The amount of Series F Preferred Stock and Common Stock to be issued in connection with the CVI Acquisition will be adjusted if the aggregate level of indebtedness, negative working capital and related items at the closing differs from approximately $2 billion.

     To the extent that any of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock remains outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividend declared on shares of Common Stock multiplied by the number of shares into which their shares of preferred stock are convertible. Holders of each series of preferred stock are and will be entitled to vote with the Common Stock on all matters on which the Common Stock is entitled to vote, and each share of each such series is and will be entitled to two votes on any such matter.

     The Acquisitions have been or will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets has been or will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets acquired or to be acquired has been made for pro forma purposes principally to investments and cable television franchises in proportion to their estimated fair values.

     In connection with the Cable Transactions, TWE has entered or will enter into management services agreements pursuant to which TWE is and will be responsible for the management and operations of the cable television systems owned by Time Warner and the TWE-Advance/Newhouse Partnership, other than the cable television systems located within the 14-state telephone service area of U S WEST, Inc. The pro forma consolidated condensed statements of operations of Time Warner and the Entertainment Group each reflect annual management fees to be paid by Time Warner and the TWE-Advance/Newhouse Partnership to TWE, based on a preliminary allocation, which management believes to be reasonable, of the corporate expenses of the cable division of TWE in proportion to the respective number of cable subscribers of Time Warner and the TWE-Advance/Newhouse Partnership to be managed by TWE's cable division as a percentage of the aggregate number of subscribers of all cable television systems to be managed by TWE's cable division. As a result of TWE's management of the Time Warner and the TWE-Advance/Newhouse Partnership-owned cable television systems, the pro forma consolidated condensed statements of operations of Time Warner also reflect certain reductions in corporate expenses of the acquired entities relating to the implementation or expected implementation of Time Warner's formal plan to close certain corporate and regional facilities and to terminate related personnel as a direct result of the integration of the acquired operations into Time Warner's and TWE's operating structure. Implementation of such plans with respect to Summit and KBLCOM is substantially complete and, with respect to CVI and the Gerry Companies, is expected to be substantially completed upon or immediately after the consummation of the transaction. Time Warner and TWE expect to realize certain additional cost reductions as a result of other cost-saving initiatives; however, such additional cost savings have not been reflected in the pro forma consolidated condensed statements of operations of Time Warner due to the preliminary nature of these initiatives at this time.

     The New Credit Agreement permits borrowings in an aggregate amount of up to $8.3 billion. Borrowings are limited to $4 billion in the case of TWI Cable, $5 billion in the case of the TWE-Advance/Newhouse Partnership and $8.3 billion in the case of TWE, subject in each case to certain limitations and adjustments. Such borrowings will bear interest at specific rates for each of the three borrowers, generally equal to LIBOR plus a margin initially ranging from 50 to 87.5 basis points based on the credit rating or financial leverage of the applicable borrower.

     Pro forma adjustments for the 1995 Debt Refinancings reflect aggregate proceeds received of approximately $5.541 billion, consisting of (1) borrowings of $5.178 billion in the aggregate under the New Credit Agreement and (2) $363 million of net proceeds to be raised from the issuance of the PERCS (4% yield). Such proceeds, together with proceeds received from the issuance of $500 million of 7.75% Notes in June 1995 and approximately $200 million of available cash and equivalents, are expected to be used to repay or redeem $2.518 billion of indebtedness to be assumed in the Acquisitions, plus redemption premiums and interest thereon of $35 million; to repay $2.575 billion of indebtedness outstanding under the existing TWE bank credit agreement at June 30, 1995; to redeem $1 billion principal amount of the 8.75% Convertible Debentures, plus redemption premiums and accrued interest thereon of $63 million and to pay for $50 million of financing costs. In addition to such $5.541 billion of refinancings, $262 million is expected to be borrowed under the New Credit Agreement to refinance additional indebtedness incurred in connection with the Cable Transactions, of which $193 million relates to the consummation of the CVI Acquisition and $69 million relates to the payment of transaction costs and other liabilities. Pro forma adjustments also reflect the non-cash redemption of $1.8 billion principal amount of outstanding Reset Notes (8.7% yield) in exchange for an equal amount of Exchange Securities at weighted average interest rates of 7.9% and 7.45%, respectively, in the six months ended June 30, 1995 and the year ended December 31, 1994. Based on the average LIBOR rates in effect during the six months ended June 30, 1995 and the year ended December 31, 1994, LIBOR has been assumed to be 6% and 4.5% per annum, respectively, and accordingly, the pro forma consolidated condensed statements of operations reflect interest on borrowings under the New Credit Agreement at estimated rates of (i) 6.875% and 5.375% per annum, respectively, for TWI Cable and (ii) 6.5% and 5% per annum, respectively, for each of TWE and the TWE-Advance/Newhouse Partnership. Each 12.5 basis point increase in the pro forma interest rate applicable to the aggregate $5.440 billion of assumed borrowings under the New Credit Agreement would have the approximate effect of increasing Time Warner's annual interest expense and net loss by $3 million and $4 million, respectively, and, in the case of borrowings by TWE and the TWE-Advance/Newhouse Partnership only, of increasing TWE's annual interest expense and decreasing its net income by $3 million.

     The New Credit Agreement contains certain covenants for each borrower relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from the borrowers to their respective partners or affiliates.

     The Asset Sale Transactions reflect the disposition by TWE on June 23, 1995 of 51% of its interest in Six Flags, the payment by Six Flags of certain intercompany indebtedness and licensing fees to TWE in connection therewith, and the sale and planned sale of certain unclustered cable television systems for aggregate gross proceeds of approximately $1.11 billion. TWE has deconsolidated the assets and liabilities of Six Flags and will account for its remaining 49% interest in Six Flags under the equity method of accounting. As a result of these transactions, TWE expects a cumulative debt reduction of approximately $1 billion, after the payment of related taxes and fees and the deconsolidation of approximately $128 million of third-party, zero-coupon indebtedness of Six Flags due in 1999. The deconsolidation of such indebtedness is reflected in TWE's historical balance sheet as of June 30, 1995, and the remaining debt reduction is expected to occur in the second half of 1995. TWE expects to realize aggregate income of approximately $325 million as a result of the Asset Sale Transactions, of which $140 million has been deferred by TWE principally as a result of its guarantee of such debt of Six Flags. Income to be realized on the Asset Sale Transactions that have not closed as of June 30, 1995 has not been reflected in the pro forma consolidated condensed statements of operations of the Entertainment Group included herein.



                           TIME WARNER INC.
            PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            June 30, 1995
                        (millions, unaudited)


                                       Time
                                      Warner       KBLCOM         CVI           1995 Debt         TWE          Pro
                                     Historical Acquisition(a) Acquisition(b) Refinancings(c) Transactions(d)  Forma
                                     ---------- -------------- -------------  --------------- --------------  ---------
A S S E T S
 Cash and equivalents                  $    597      $     --      $     13      $   (700)      $   237        $    147
 Other current assets                     2,570            35            23            --            --           2,628
                                        -------      --------       -------       -------       -------        --------
 Total current assets                     3,167            35            36          (700)          237           2,775
 Investments in and amounts due to
  and from Entertainment Group            5,471            --            --           (24)         (107)          5,340
 Other investments                        1,487           821            20           113            --           2,441
 Property, plant and equipment              796           298           385            --            --           1,479
 Goodwill                                 4,837           643           846            --            --           6,326
 Cable television franchises                405         1,462         2,403            --            --           4,270
 Other assets                             1,625             5            32            22            --           1,684
                                       --------      --------      --------      --------       -------        --------
      Total assets                     $ 17,788      $  3,264      $  3,722      $   (589)      $   130        $ 24,315
                                       ========      ========      ========      ========       =======        ========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Total current liabilities             $  2,945      $     58      $    130      $    (47)      $   117        $  3,203
 Long-term debt                           9,593         1,111         1,966          (876)           --          11,794
 Deferred income taxes                    2,696           952           870            --           (64)          4,454
 Other long-term liabilities              1,075            --             3            --            --           1,078
 Company obligated mandatorily
    redeemable preferred securities
    of subsidiary (1)                        --            --            --           374            --             374
 Shareholders' equity:
      Preferred stock                         4            11             7            --            --              22
      Common stock                          384             1             2            --            --             387
      Paid-in capital                     3,010         1,131           744            --            --           4,885
      Unrealized gains on certain
         marketable securities              134            --            --            --            --             134
      Accumulated deficit                (2,053)           --            --           (40)           77          (2,016)
                                       --------      --------      --------      --------        ------        --------

 Total shareholders' equity               1,479         1,143           753           (40)           77           3,412
                                       --------      --------      --------      --------        ------        --------

 Total liabilities and shareholders'
    equity                             $ 17,788      $  3,264      $  3,722      $   (589)       $  130        $ 24,315
                                       ========      ========      ========      ========        ======        ========

 --------
(1)  The sole  assets of the  subsidiary  that is the  obligor on the  preferred securities are $374 million principal amount of subordinated  notes of Time
     Warner due December 23, 1997.

See accompanying notes.



                           TIME WARNER INC.
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    Six Months Ended June 30, 1995
                        (millions, unaudited)


                                 Time
                                 Warner        Summit         KBLCOM          CVI            1995 Debt        TWE           Pro
                                Historical  Acquisition(e) Acquisition(f) Acquisition(g)  Refinancings(h) Transactions(i)   Forma
                                ----------  -------------- -------------- --------------  --------------- ---------------  -------

  Revenues                        $  3,724       $     22       $   139       $   253       $    --          $   --      $ 4,138

  Cost of revenues*                  2,122             15           104           192            --              --        2,433
  Selling, general and
    administrative*                  1,280              7            49            51            --              --        1,387
                                  --------       --------       -------       -------       -------          ------      -------

  Operating expenses                 3,402             22           153           243            --              --        3,820
                                  --------       --------       -------       -------       -------          ------      -------
  Business segment operating
    income (loss)                      322             --           (14)           10            --              --          318
  Equity in pretax income
    of Entertainment Group             106             --            --            --            12              12          130
  Interest and other, net             (356)            (5)          (54)          (79)           35              --         (459)
  Corporate expenses                   (39)            --            --            --            --              --          (39)
                                  --------       --------       -------       -------       -------          ------      -------

  Income (loss) before
    income taxes                        33             (5)          (68)          (69)           47              12          (50)
  Income tax (provision)
    benefit                            (88)             1            25            22           (19)             (4)         (63)
                                  --------       --------       -------       -------       -------          ------      -------

  Net income (loss)                    (55)            (4)          (43)          (47)           28               8         (113)

  Preferred dividend
    requirements                        (8)            (4)          (21)          (12)           --              --          (45)
                                  --------       --------       -------       -------       -------          ------      -------

  Net income (loss) applicable
    to common shares              $    (63)      $     (8)      $   (64)      $   (59)      $    28          $    8      $  (158)
                                  ========       ========       =======       =======       =======          ======      =======

  Net income (loss) per
    common share                  $   (.17)      $   (.02)      $  (.16)      $  (.15)      $   .07          $  .02      $  (.41)
                                  ========       ========       =======       =======       =======          ======      =======

  Average common shares              380.5            1.0           1.0           2.5            --          $   --        385.0
                                  ========       ========       =======       =======       =======          ======      =======


--------------
 * Includes depreciation and
     amortization expense of:     $    231       $     11       $    86       $   137       $    --          $   --      $   465
                                  ========       ========       =======       =======       =======          ======      =======


See accompanying notes.



                           TIME WARNER INC.
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     Year Ended December 31, 1994
                        (millions, unaudited)

                                 Time
                                 Warner        Summit         KBLCOM         CVI         1995 Debt           TWE           Pro
                                Historical  Acquisition(e) Acquisition(f) Acquisition(g) Refinancings(h) Transactions(i)   Forma
                                ----------  -------------- -------------- -------------- --------------- ---------------  -------

 Revenues                         $ 7,396        $    63       $   265       $   493        $   --          $    --       $ 8,217

 Cost of revenues*                  4,307             47           197           428            --               --         4,979
 Selling, general and
   administrative*                  2,376             13            98           103            --               --         2,590
                                  -------        -------       -------       -------        ------          -------       -------

 Operating expenses                 6,683             60           295           531            --               --         7,569
                                  -------        -------       -------       -------        ------          -------       -------

 Business segment operating
   income (loss)                      713              3           (30)          (38)           --               --           648
 Equity in pretax income of
   Entertainment Group                176             --            --            --            23                9           208
 Interest and other, net             (724)           (15)         (100)         (147)           84               --          (902)
 Corporate expenses                   (76)            --            --            --            --               --           (76)
                                  -------        -------       -------       -------        ------          -------       -------

 Income (loss) before
   income taxes                        89            (12)         (130)         (185)          107                9          (122)
 Income tax (provision)
   benefit                           (180)             3            53            46           (44)              (1)         (123)
                                  -------        -------       -------       -------        ------          -------       -------

 Net income (loss)                    (91)            (9)          (77)         (139)           63                8          (245)

 Preferred dividend
   requirements                       (13)           (12)          (41)          (24)           --               --           (90)
                                  -------        -------       -------       -------        ------          -------       -------

 Net income (loss) applicable to
      common shares               $  (104)       $   (21)      $  (118)      $  (163)       $   63          $     8       $  (335)
                                  =======        =======       =======       =======        ======          =======       =======

 Net income (loss) per
   common share                   $  (.27)       $  (.06)      $  (.31)      $  (.42)       $  .16          $   .03       $  (.87)
                                  =======        =======       =======       =======        ======          =======       =======

 Average common shares              378.9            1.6           1.0           2.5            --               --         384.0
                                  =======        =======       =======       =======        ======          =======       =======


------------
 *  Includes depreciation and
      amortization expense of:    $   437        $    32       $   170       $   277        $   --          $    --       $   916
                                  =======        =======       =======       =======        ======          =======       =======


See accompanying notes.

                           TIME WARNER INC.
      NOTES TO THE TIME WARNER PRO FORMA CONSOLIDATED CONDENSED
                         FINANCIAL STATEMENTS

(a) Reflects the historical assets and liabilities of KBLCOM as of June 30, 1995, including a 50% interest in Paragon not previously owned by TWE and $1.091 billion of indebtedness and accrued interest thereon that was assumed in the acquisition, as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments reflect (1) the issuance by Time Warner of 1 million shares of its common stock and 11 million shares of Series D preferred stock, valued for pro forma purposes at an aggregate amount of $1.143 billion, (2) the exclusion of approximately $367 million of net indebtedness and other liabilities of KBLCOM that were not assumed by Time Warner and the exclusion of $500 million of pre-existing goodwill, (3) the incurrence of $6 million of additional indebtedness for the payment of transaction costs and other related liabilities, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $1.569 billion to the investment in Paragon in the amount of $628 million, to cable television franchises in the amount of $955 million and to debt in the amount of $14 million, based on the estimated fair values of such assets and liabilities, (5) an increase of $643 million in deferred income tax liabilities and goodwill, resulting from the fact that the tax basis of the acquired assets was not adjusted as a result of the KBLCOM Acquisition and (6) the elimination of KBLCOM's historical stockholders' equity.

(b) Reflects the historical assets and liabilities of CVI and the Gerry Companies as of June 30, 1995, including $1.706 billion of indebtedness that will be assumed in the acquisition, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) the issuance by Time Warner of 2.5 million shares of its common stock, 3.25 million shares of Series E preferred stock and 3.25 million shares of Series F preferred stock, valued for pro forma purposes at an aggregate amount of $753 million, (2) the exclusion of approximately $298 million of net assets of CVI and the Gerry Companies that will not be assumed by Time Warner, of which $221 million represents pre-existing goodwill, (3) the incurrence of $244 million of additional indebtedness, consisting of $193 million to consummate the CVI Acquisition and $51 million to pay for transaction costs and other related liabilities, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $2.064 billion to cable television franchises in the amount of $2.08 billion and to debt in the amount of $16 million, based on the estimated fair value of such assets and liabilities, (5) an increase of $846 million in deferred income tax liabilities and goodwill, resulting from the fact that the tax basis of the acquired assets will not be adjusted as a result of the CVI Acquisition and (6) the elimination of the historical stockholders' equity of CVI and the Gerry Companies.

(c) Pro forma adjustments to record the 1995 Debt Refinancings as of June 30, 1995 reflect (1) $2.451 billion of borrowings by TWI Cable under the New Credit Agreement, the proceeds of which were or will be used (i) to repay or redeem $2.292 billion of indebtedness assumed or incurred in the KBLCOM and CVI Acquisitions, plus redemption premiums and interest thereon of $35 million, (ii) to repay on behalf of Paragon $113 million of its aggregate $226 million of indebtedness, the other half of which was repaid by TWE, and (iii) to pay for an allocable $11 million of deferred financing costs in connection with the New Credit Agreement, (2)
     the partial redemption of $1 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $1.063 billion, including redemption premiums and accrued interest thereon, using (i) approximately $500 million of proceeds raised from the issuance of the 7.75% Notes in June 1995, (ii) $363 million of proceeds to be raised from the issuance of the PERCS, net of $11 million of deferred financing costs and (iii) approximately $200 million of available cash and equivalents, (3) the non-cash redemption of the $1.8 billion of Reset Notes in exchange for an equal amount of Exchange Securities, (4) a $24 million reduction in Time Warner's investment in and amounts due to and from the Entertainment Group and a $40 million reduction in shareholders' equity to reflect the one-time write-off by TWE of $24 million of deferred financing costs with respect to the existing TWE bank credit agreement and the $44 million of redemption premiums to be paid by Time Warner in connection with the partial redemption of the 8.75% Convertible Debentures, net of $28 million of related tax benefits and (5) a $19 million decrease in current liabilities due to the accrued interest to be paid by Time Warner in connection with such redemption.

(d) Pro forma adjustments reflect the effect on Time Warner's financial position from TWE's Asset Sale Transactions as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein. The effect on each of Time Warner's and the Entertainment Group's financial position from the deconsolidation of Six Flags and the receipt of $844 million in proceeds in connection with the Six Flags Transaction is already reflected in each company's historical balance sheet as of June 30, 1995. Pro forma adjustments to record the Asset Sale Transactions as of June 30, 1995 reflect (1) an increase in Time Warner's investment in and amounts due to and from the Entertainment Group and shareholders' equity of approximately $130 million with respect to the aggregate income to be recorded by TWE on the sale of certain unclustered cable systems which have not closed as of June 30, 1995, (2) a decrease in shareholders' equity of $53 million with respect to income taxes provided by Time Warner on such income,
     (3) a decrease in Time Warner's investment in and amounts due to and from the Entertainment Group and an increase in cash of $237 million with respect to the receipt from TWE of tax-related distributions to reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from the Asset Sale Transactions in accordance with the terms of the TWE Partnership Agreement and (4) an increase in current liabilities of $117 million with respect to the previously-unrecorded, related current income tax payable due as a result of the transactions, of which $64 million has been reclassified from Time Warner's previously-provided deferred income tax liability.

     TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, has no pro forma effect on the underlying capital of TWE and, accordingly, has no effect on the pro forma financial position of Time Warner.

(e) Reflects the historical operating results of Summit for the four-month pre-acquisition period ending May 2, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the Summit Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $15 million of net income in each period relating to (i) Summit's broadcasting operations that were sold by Summit prior to the closing of the Summit Acquisition and (ii) reductions in Summit's corporate expenses principally relating to the implementation of Time Warner's formal plan to close Summit's corporate facilities and to terminate related personnel as a direct result of the integration of Summit's operations into Time Warner's and TWE's operating structure, (2) an increase of $8 million and $24 million, respectively, in cost of revenues with respect to the amortization of the excess cost to acquire Summit that has been allocated to (i) cable television franchises in the amount of $408 million and amortized on a straight-line basis over a twenty-year period and (ii) goodwill in the amount of $159 million and amortized on a straight-line basis over a forty-year period, (3) an increase of $1 million and $2 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of Summit's cable television systems, (4) a decrease of $3 million and $9 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $4 million and $12 million, respectively, in preferred dividend requirements of the Series C Preferred Stock issued in the Summit Acquisition.

(f) Reflects the historical operating results of KBLCOM for the six months ended June 30, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments reflect (1) the exclusion of an aggregate $19 million and $17 million, respectively, of net losses relating to (i) interest costs on the portion of KBLCOM's indebtedness that has not been assumed by Time Warner, (ii) reductions in KBLCOM's corporate expenses principally relating to the implementation of Time Warner's formal plan to close KBLCOM's corporate and regional facilities and to terminate related personnel as a direct result of the integration of KBLCOM's operations into Time Warner's and TWE's operating structure and (iii) for the year ended December 31, 1994 only, the pro forma effect of certain KBLCOM acquisitions which occurred during the year, (2) an increase of $41 million and $75 million, respectively, in cost of revenues consisting of a $7 million and $20 million, respectively, reduction of KBLCOM's historical amortization of pre-existing goodwill and a $48 million and $95 million, respectively, increase in amortization with respect to the excess cost to acquire KBLCOM that has been allocated to (i) investments and amortized on a straight-line basis over a twenty-year period, (ii) cable television franchises and amortized on a straight-line basis over a twenty-year period and (iii) goodwill and amortized on a straight-line basis over a forty-year period, (3) an increase of $4 million and $8 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of certain of KBLCOM's cable television systems, (4) a decrease of $18 million and $36 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (5) an increase of $21 million and $41 million, respectively, in preferred dividend requirements of the Series D Preferred Stock issued in the KBLCOM Acquisition.

(g) Reflects the historical operating results of CVI and the Gerry Companies for the six months ended June 30, 1995 and the year ended December 31, 1994, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (1) the exclusion of $13 million and $21 million, respectively, of net losses with respect to reductions in the corporate expenses of CVI and the Gerry Companies principally relating to the expected implementation of Time Warner's formal plan to close corporate and regional facilities and to terminate related personnel as a direct result of the integration of the operations of CVI and the Gerry Companies into Time Warner's and TWE's operating structure, (2) an increase of $57 million and $113 million, respectively, in cost of revenues consisting of a $6 million and $12 million reduction, respectively, of CVI's historical amortization of pre-existing goodwill and a $63 million and $125 million increase, respectively, in amortization with respect to the excess cost to acquire CVI and the Gerry Companies that has been allocated to
     (i) cable television franchises and amortized on a straight-line basis over a twenty-year period and (ii) goodwill and amortized on a straight-line basis over a forty-year period, (3) an increase of $8 million and $15 million, respectively, in selling, general and administrative expenses with respect to payments to be made to TWE for its management of the cable television systems of CVI and the Gerry Companies, (4) an increase of $8 million and $13 million, respectively, in interest expense on the $244 million of borrowings under the New Credit Agreement, which will be used to consummate the CVI Acquisition and to pay for transaction costs and other related liabilities, (5) a decrease of $28 million and $54 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense, interest expense and management fees to be paid to TWE and (6) an increase of $12 million and $24 million, respectively, in preferred dividend requirements of the Series E Preferred Stock and Series F Preferred Stock to be issued in the CVI Acquisition.

(h) Pro forma adjustments to record the 1995 Debt Refinancings for the six months ended June 30, 1995 and the year ended December 31, 1994 reflect interest savings of $47 million and $107 million, respectively, from (1) $5.178 billion of aggregate borrowings under the New Credit Agreement, which were or are expected to be used to refinance $5.093 billion of indebtedness (plus $85 million of related financing costs), (2) the partial redemption of $1 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $1.063 billion, including redemption premiums and accrued interest thereon, using
     (i) approximately $500 million of proceeds raised from the issuance of the 7.75% Notes in June 1995, (ii) $363 million of net proceeds to be raised from the issuance of the PERCS and
     (iii) approximately $200 million of available cash and equivalents and (3) the non-cash redemption of $1.8 billion principal amount of outstanding Reset Notes in exchange for an equal amount of Exchange Securities, as follows (in millions):


                                             Six Months Ended               Year Ended
                                             June 30, 1995              December 31, 1994
                                          ------------------------   ------------------------
                                                      Equity in                   Equity in
                                                        Pretax                     Pretax
                                          Interest    Income of      Interest     Income of
                                          and Other, Entertainment   and Other, Entertainment
                                            Net         Group           Net         Group
                                          ---------- -------------   ---------- --------------
                                                           Increase (Decrease)

o  Borrowings by TWI Cable, TWE and the
   TWE-Advance/Newhouse Partnership in
   the amounts of $2.451 billion, $2.713
   billion, and $14 million,
   respectively, under the New Credit
   Agreement, at estimated annual
   interest rates of 6.875%, 6.5% and
   6.5%, respectively, for the six
   months ended June 30, 1995 and
   5.375%, 5% and 5%, respectively, for
   the year ended December 31, 1994          $ 84      $ 89           $132           $136

o  Issuance by Time Warner of $500
   million of 7.75% Notes and
   approximately 12.1 million PERCS (4%
   yield)                                      27         -             54              -

o  Issuance by Time Warner of $1.8
   billion of Exchange Securities at
   weighted average interest rates of
   7.9% and 7.45%, respectively, for the
   six months ended June 30, 1995 and
   the year ended December 31, 1994            71         -           134              -

o  Repayment by TWE of $2.575 billion of
   outstanding indebtedness under the
   existing TWE bank credit agreement           -       (84)            -           (124)

o  Repayment by TWI Cable of $1.206
   billion of indebtedness assumed in
   the CVI Acquisition                        (45)        -           (83)             -

o  Repayment by TWI Cable of $1.086
   billion of indebtedness assumed in
   the KBLCOM Acquisition                     (57)        -           (99)             -

o  Repayment of $226 million of
   Paragon's indebtedness, funded
   equally by Time Warner and TWE               -        (9)            -            (18)

o  Redemption of $1 billion principal
   amount of 8.75% Convertible
   Debentures                                 (44)        -           (88)             -

o  Redemption of $1.8 billion of Time
   Warner's Reset Notes (8.7% yield)          (74)        -          (140)             -

o  Amortization of $11 million of
   deferred financing costs incurred by
   Time Warner in connection with
   issuance of the PERCS                        2         -             4              -

o  Amortization of $11 million and $39
   million of deferred financing costs
   allocated to Time Warner and the
   Entertainment Group, respectively, in
   connection with obtaining the New
   Credit Agreement on a straight-line
   basis for a five-year period                1          4             2              8

o  Reduction of historical amortization
   of deferred financing costs recorded
   with respect to the existing TWE
   credit agreement                            -        (12)            -            (25)
                                             ----      ----          ----           ----

   Net decrease in interest costs            $(35)     $(12)         $(84)          $(23)
                                             ====      ====          ====           ====


Income taxes of $19 million and $44 million, respectively, have been provided at a 41% tax rate on the aggregate net reduction in interest costs.

(i) Pro forma adjustments for the six months ended June 30, 1995 and the year ended December 31, 1994 to record $12 million and $9 million, respectively, of increased income from Time Warner's equity in the pretax income of the Entertainment Group reflect the aggregate effect on TWE's operating results from (1) the TWE-A/N Transaction, (2) the fees to be earned by TWE with respect to its management of certain of Time Warner's cable television systems and (3) the Asset Sale Transactions, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein.

    TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained elsewhere herein, has no pro forma effect on the net income of TWE and, accordingly, the consolidation of Paragon has no effect on the pro forma operating results of Time Warner.

    Income taxes of $4 million and $1 million, respectively, have been provided at a 41% tax rate on the aggregate increase in income from Time Warner's equity in the pretax income of the Entertainment Group, adjusted for certain temporary differences.



                   TIME WARNER ENTERTAINMENT GROUP
            PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            June 30, 1995
                        (millions, unaudited)


                                   Entertainment   Consolidated
                                      Group            of          1995 Debt         Asset Sale          Pro
                                     Historical     Paragon(a)   Refinancings(b)    Transactions(c)     Forma
                                   -------------   ------------  ---------------    ---------------   ---------
 ASSETS
 Cash and equivalents                   $ 2,263       $   25        $   --          $  (909)           $ 1,379
 Other current assets                     2,510           16            --               --              2,526
                                        -------       ------        ------          -------            -------
 Total current assets                     4,773           41            --             (909)             3,905

 Noncurrent inventories                   1,656           --            --               --              1,656
 Loan receivable from Time Warner           400           --            --               --                400
 Investments                                816         (354)           --               --                462
 Property, plant and equipment            4,141          412            --              (21)             4,532
 Goodwill                                 4,095           88            --               --              4,183
 Cable television franchises              3,123          292            --              (49)             3,366
 Other assets                               616            2            15               --                633
                                        -------       ------        ------          -------            -------

 Total assets                           $19,620       $  481        $   15          $  (979)           $19,137
                                        =======       ======        ======          =======            =======

 LIABILITIES AND PARTNERS' CAPITAL
 Total current liabilities              $ 3,275       $   79        $   --         $  (120)            $ 3,234
 Long-term debt                           7,037          226           (74)           (872)              6,317
 Other long-term liabilities                911           --            --              --                 911
 Minority interests                         317          176           113              --                 606
 Time Warner General Partners'
    senior capital                        1,730           --            --              --               1,730
 Partners' capital                        6,350           --           (24)             13               6,339
                                        -------       ------        ------         -------             -------
 Total liabilities and
   partners' capital                    $19,620       $  481        $   15         $  (979)            $19,137
                                        =======       ======        ======         =======             =======



See accompanying notes.



                   TIME WARNER ENTERTAINMENT GROUP
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    Six Months Ended June 30, 1995
                        (millions, unaudited)



                             Entertainment                   Consolidation                    TWI-TWE
                              Group            TWE-A/N           of          1995 Debt      Management   Asset Sale        Pro
                             Historical     Transaction(d)   Paragon(e)    Refinancings(f)    Fees(g)    Transactions(h)   Forma
                             -------------  --------------   ------------- ---------------  ----------   ---------------  -------

  Revenues                    $ 4,508        $   137          $   179       $    --          $    13     $  (249)         $ 4,588

  Cost of revenues*             3,078             51              139            --               --        (197)           3,071
  Selling, general and
     administrative*              955             56               31            --               --         (13)           1,029
                              -------        -------          -------       -------          -------     -------          -------
  Operating expenses            4,033            107              170            --               --        (210)           4,100

  Business segment
    operating income (loss)       475             30                9            --               13         (39)             488
  Interest and other, net        (339)           (27)              (9)           12               --          35             (328)
  Corporate expenses              (30)            --               --            --               --          --              (30)
                              -------        -------          -------       -------          -------     -------          -------
  Income (loss) before
    income taxes                  106              3               --            12               13          (4)             130
  Income tax (provision)
    benefit                       (36)            --               --            --               --           3              (33)
                              -------        -------          -------       -------          -------     -------          -------

  Net income (loss)           $    70        $     3          $    --       $    12          $    13     $    (1)         $    97
                              =======        =======          =======       =======          =======     =======          =======


-------------
*  Includes depreciation and
   and amortization
    expense of:               $   513        $    26          $    36       $    --          $    --     $   (34)         $   541
                              =======        =======          =======       =======          =======     =======          =======




See accompanying notes.



                   TIME WARNER ENTERTAINMENT GROUP
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     Year Ended December 31, 1994
                        (millions, unaudited)


                                                             Consolidation                    TWI-TWE
                                               TWE-A/N           of          1995 Debt      Management   Asset Sale         Pro
                             Historical     Transaction(d)   Paragon(e)    Refinancings(f)   Fees(g)    Transactions(h)    Forma
                             ----------     --------------   ------------- ---------------  ----------  ---------------   -------

  Revenues                    $8,509         $  527           $  348        $   --           $   25      $ (619)          $8,790

  Cost of revenues*            6,003            209              270            --               --        (511)           5,971
  Selling, general and
    administrative*            1,654            206               60            --               --         (29)           1,891
                              ------         ------           ------        ------           ------      ------           ------
  Operating expenses           7,657            415              330            --               --        (540)           7,862

  Business segment
    operating income (loss)      852            112               18            --               25         (79)             928
  Interest and other, net       (616)           (99)             (18)           23               --          50             (660)
  Corporate expenses             (60)            --               --            --               --          --              (60)
                              ------         ------           ------        ------           ------      ------           ------

  Income (loss) before
    income taxes                 176             13               --            23               25         (29)             208
  Income tax (provision)
    benefit                      (40)            --               --            --               --           6              (34)
                              ------         ------           ------        ------           ------      ------           ------

  Net income (loss)           $  136         $   13           $   --        $   23           $   25      $  (23)          $  174
                              ======         ======           ======        ======           ======      ======           ======



---------------
  *  Includes depreciation
     and amortization
     expense of:              $  959         $  104           $   63        $   --           $   --      $  (86)          $1,040
                              ======         ======           ======        ======           ======      ======           ======





See accompanying notes.


                           TIME WARNER INC.
  NOTES TO THE ENTERTAINMENT GROUP PRO FORMA CONSOLIDATED CONDENSED
                         FINANCIAL STATEMENTS

(a) Pro forma adjustments reflect the consolidation of Paragon's financial position as of June 30, 1995 as a result of TWE's control over the management of such entity. Minority interest of $176 million has been recorded in the pro forma consolidated condensed balance sheet of the Entertainment Group reflecting Time Warner's interest in the joint venture.

(b) Pro forma adjustments to record the 1995 Debt Refinancings as of June 30, 1995 reflect (1) a net decrease in debt of $74 million, consisting of (i) $2.727 billion of aggregate borrowings by TWE and the TWE-Advance/Newhouse Partnership under the New Credit Agreement, (ii) the repayment of $2.575 billion of outstanding indebtedness under the existing TWE bank credit agreement at June 30, 1995 and (iii) the repayment of $226 million of Paragon's indebtedness, (2) an increase of $113 million in Time Warner's minority interest in Paragon, representing Time Warner's capital contribution to Paragon in the form of the repayment of its allocable share of Paragon's indebtedness, (3) the payment of an allocable $39 million of deferred financing costs in connection with the New Credit Agreement and (4) a reduction in TWE's partners' capital by $24 million to reflect the one-time write-off of deferred financing costs with respect to the existing TWE bank credit agreement.

(c) Pro forma adjustments to record the Asset Sale Transactions as of June 30, 1995 reflect (1) the receipt by TWE of approximately $200 million of aggregate gross proceeds with respect to the sale by TWE of certain unclustered cable television systems which have not closed as of June 30, 1995, (2) a reduction in debt of $872 million, resulting from the use of the aggregate net proceeds received from the Asset Sale Transactions, after related taxes and fees, to repay indebtedness under the New Credit Agreement, (3) a reduction in net assets with respect to the cable television systems to be sold subsequent to June 30, 1995 and (4) the payment of $237 million in tax-related distributions that will reimburse Time Warner for the payment of income taxes on its allocable share of the taxable income arising from these transactions in accordance with the terms of the TWE partnership agreement, of which $120 million had been previously accrued for and reflected in the historical balance sheet of the Entertainment Group as of June 30, 1995. The effects from the deconsolidation of Six Flags, the receipt of $844 million in proceeds in connection with the Six Flags Transaction and the sale by TWE of certain unclustered cable systems during the second quarter of 1995 are already reflected in the historical balance sheet of the Entertainment Group as of June 30, 1995.

(d) Reflects the historical operating results of Advance/Newhouse for the three months ended March 31, 1995 and the year ended December 31, 1994 (and for the three months ended January 31, 1995 and for the twelve months ended October 31, 1994 with respect to certain contributed businesses which have different fiscal years), as well as certain pro forma adjustments directly related thereto. The pro forma adjustments reflect (1) an increase of $1 million and $2 million, respectively, in cost of revenues with respect to TWE's amortization of transaction costs on a straight-line basis over a three-year period and (2) an increase of $27 million and $99 million, respectively, in interest and other, net, representing Advance/Newhouse's minority interest in the net income of the TWE-Advance/Newhouse Partnership, including their one-third share of $45 million of annual management fees to be paid by the partnership to TWE.

(e) Pro forma adjustments reflect the consolidation of Paragon's operating results for the six months ended June 30, 1995 and the year ended December 31, 1994, offset by Time Warner's minority share of the net income of Paragon in the amount of $24 million and $34 million, respectively.

(f) Pro forma adjustments to record the 1995 Debt Refinancings for the six months ended June 30, 1995 and the year ended December 31, 1994 reflect lower interest costs of $12 million and $23 million, respectively, from (i) $2.727 billion of aggregate borrowings under the New Credit Agreement, which were used to refinance $2.688 billion of indebtedness (plus $39 million of related financing costs) and (ii) the repayment by Time Warner of $113 million of Paragon's indebtedness, as follows (in millions):

                                         Six Months Ended     Year Ended
                                          June 30, 1995     December 31, 1994
                                         ----------------   -----------------
                                                  Increase(Decrease)

o  Borrowings by TWE and the
   TWE-Advance/Newhouse Partnership
   in the amounts of $2.713 billion
   and $14 million, respectively,
   under the New Credit Agreement,
   at estimated annual interest
   rates for each borrower of 6.5%
   for the six months ended June
   30, 1995 and 5% for the year
   ended December 31, 1994                  $ 89                 $136

o  Repayment by TWE of $2.575
   billion of indebtedness under
   the existing TWE bank credit
   agreement                                 (84)                (124)

o  Repayment of $226 million of
   Paragon's indebtedness, funded
   equally by TWE and Time Warner             (9)                 (18)

o  Amortization of an allocable $39
   million of deferred financing
   costs in connection with
   obtaining the New Credit
   Agreement on a straight-line
   basis for a five-year period                4                    8

o  Reduction of historical
   amortization of deferred
   financing costs recorded with
   respect to the existing TWE
   credit agreement                          (12)                 (25)
                                             ---                  ---

   Net decrease in interest costs           $(12)                $(23)
                                             ===                  ===


(g) Pro forma adjustments for the six months ended June 30, 1995 and the year ended December 31, 1994 reflect fees to be received from Time Warner in the amount of $13 million and $25 million, respectively, with respect to TWE's management of certain of Time Warner's cable television systems.

(h) Pro forma adjustments to record decreases of $1 million and $23 million in net income, respectively, from the Asset Sale Transactions for the six months ended June 30, 1995 and the year ended December 31, 1994 reflect (1) the deconsolidation of the operating results of Six Flags, (2) the elimination of the operating results of the cable television systems sold or to be sold and (3) a decrease in interest expense, representing interest savings from the repayment by TWE of indebtedness under the New Credit Agreement using the aggregate net proceeds received in these transactions. TWE will realize aggregate income of approximately $325 million on these transactions, of which $140 million has been deferred by TWE principally as a result of its guarantee of third-party, zero-coupon indebtedness of Six Flags due in 1999. Income to be realized on the Asset Sale Transactions that have not closed as of June 30, 1995 has not been reflected in the pro forma consolidated condensed statements of operations of the Entertainment Group included herein.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------
          (a) Financial statements of businesses acquired:

          (i) Unaudited Consolidated Financial Statements of
          Cablevision Industries Corporation and Subsidiaries as of June 30, 1995 and for the six months ended June 30, 1995;

          (ii) Unaudited Combined Financial Statements of Cablevision Industries Limited Partnership and Combined Entities as of June 30, 1995 and for the six months ended June 30, 1995;

          (iii) Unaudited Consolidated Financial Statements of KBLCOM Incorporated as of June 30, 1995 and for the six months ended June 30, 1995;

          (b) Pro forma Consolidated Condensed Financial Statements:

          (i) Time Warner Inc.:

               (A) Pro Forma Consolidated Condensed Balance Sheet as of June 30, 1995;

               (B) Pro Forma Consolidated Condensed Statements of
          Operations for the six months ended June 30, 1995 and the year ended December 31, 1994; and

               (C) Notes to Pro Forma Consolidated Condensed Financial
          Statements.

          (ii) Entertainment Group:

               (A) Pro Forma Consolidated Condensed Balance Sheet as of June 30, 1995;

               (B) Pro Forma Consolidated Condensed Statements of
          Operations for the six months ended June 30, 1995 and the year ended December 31, 1994; and

               (C) Notes to Pro Forma Consolidated Condensed Financial
          Statements.

          (c) Exhibits:


          (i) Exhibit 4(a): Form of Floating Rate Note Due August 15, 2000 of Time Warner Inc. (incorporated by reference from
          Exhibit 4.1 to Time Warner Inc.'s Registration Statement on Form S-8 (File No. 33-61497) filed with the Securities and Exchange Commission on August 1, 1995).

          (ii) Exhibit 4(b): Form of 7.975% Note Due August 15, 2004 of Time Warner Inc. (incorporated by reference from Exhibit
          4.1 to Time Warner Inc.'s Registration Statement on Form S-8 (File No. 33-61497) filed with the Securities and Exchange Commission on August 1, 1995).

          (iii) Exhibit 4(c): Form of 8.11% Debenture Due August 15, 2006 of Time Warner Inc. (incorporated by reference from
          Exhibit 4.1 to Time Warner Inc.'s Registration Statement on Form S-8 (File No. 33-61497) filed with the Securities and Exchange Commission on August 1, 1995).

          (iv) Exhibit 4(d): Form of 8.18% Debenture Due August 15, 2007 of Time Warner Inc. (incorporated by reference from
          Exhibit 4.1 to Time Warner Inc.'s Registration Statement on Form S-8 (File No. 33-61497) filed with the Securities and Exchange Commission on August 1, 1995).

          (v) Exhibit 23(a): Consent of Ernst & Young LLP, Independent
          Auditors.

          (vi) Exhibit 99(a): Unaudited Consolidated Financial
          Statements of Cablevision Industries Corporation and
          Subsidiaries as of June 30, 1995 and for the six months ended June 30, 1995 (incorporated by reference from pages 2 to 11 of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 of Cablevision Industries
          Corporation).

          (vii) Exhibit 99(b): Unaudited Combined Financial Statements of Cablevision Industries Limited Partnership and Combined Entities as of June 30, 1995 and for the six months ended June 30, 1995.

          (viii) Exhibit 99(c): Unaudited Consolidated Financial
          Statements of KBLCOM Incorporated as of June 30, 1995 and for the six months ended June 30, 1995.

          (ix) Exhibit 99(d): Report of Ernst & Young LLP regarding financial statements of Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries.

          (x) Exhibit 99(e): Report of Ernst & Young LLP regarding financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries.

          (xi) Exhibit 99(f): Notice of Redemption of Redeemable Reset Notes of Time Warner, Inc. (incoroporated by reference from Exhbiit T3E-1 to Amendment No. 1 to Time Warner Inc.'s Application for Qualification of Indenture on Form T-3 (File No. 22-22213) filed with the Securities and Exchange Commission on August 1, 1995).

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 14, 1995.


                                        TIME WARNER INC.,

                                        By: /s/ Richard J. Bressler
                                        ----------------------------------
                                        Name:  Richard J. Bressler
                                        Title:  Senior Vice President
                                                and Chief Financial Officer

                               EXHIBIT INDEX

                                                               Sequential
Exhibit No.              Description of Exhibit               Page  Number
-----------              ----------------------               ------------

 4(a)                    Form of Floating Rate Note Due               *
                         August 15, 2000 of Time Warner Inc.
                         (incorporated by reference from
                         Exhibit 4.1 to Time Warner Inc.'s
                         Registration Statement on Form S-8
                         (File No. 33-61497) filed with the
                         Securities and Exchange Commission
                         on August 1, 1995).

 4(b)                    Form of 7.975% Note Due August 15,           *
                         2004 of Time Warner Inc.
                         (incorporated by reference from
                         Exhibit 4.1 to Time Warner Inc.'s
                         Registration Statement on Form S-8
                         (File No. 33-61497) filed with the
                         Securities and Exchange Commission
                         on August 1, 1995).

 4(c)                    Form of 8.11% Debenture Due August           *
                         15, 2006 of Time Warner Inc.
                         (incorporated by reference from
                         Exhibit 4.1 to Time Warner Inc.'s
                         Registration Statement on Form S-8
                         (File No. 33-61497) filed with the
                         Securities and Exchange Commission
                         on August 1, 1995).

 4(d)                    Form of 8.18% Debenture Due August           *
                         15, 2007 of Time Warner Inc.
                         (incorporated by reference from
                         Exhibit 4.1 to Time Warner Inc.'s
                         Registration Statement on Form S-8
                         (File No. 33-61497) filed with the
                         Securities and Exchange Commission
                         on August 1, 1995).

 23(a)                   Consent of Ernst & Young LLP,
                         Independent Auditors.

 99(a)                   Unaudited  Consolidated  Financial           *
                         Statements of Cablevision Industries
                         Corporation and Subsidiaries  as of
                         June 30,  1995 and for the six months
                         ended June 30, 1995 (incorporated  by
                         reference  from  pages  2 to 11 of the
                         Quarterly Report on Form 10-Q for the
                         quarterly period ended June 30, 1995
                         of Cablevision Industries Corporation).


 99(b) Unaudited Combined Financial Statements of Cablevision Industries Limited
                          Partnership and Combined Entities as of
                          June 30, 1995 and for the six months
                          ended June 30, 1995.

 99(c)                    Unaudited Consolidated Financial
                          Statements of KBLCOM Incorporated
                          as of June 30,  1995 and for the
                          six months ended June 30, 1995.


 99(d)                    Report of Ernst & Young LLP regarding
                          financial statements of Vision Cable
                          Division of Vision Cable Communications,
                          Inc. and Subsidiaries.


 99(e)                    Report of Ernst & Young LLP regarding
                          financial statements of Newhouse
                          Broadcasting Cable Division of Newhouse
                          Broadcasting Corporation and Subsidiaries


 99(f)                    Notice of Redemption of Redeemable Reset    *
                          Notes of Time Warner Inc. (incorporated
                          by reference from Exhibit T3E-1 to Amendment
                          No. 1 to Time Warner Inc.'s Application
                          for Qualification of Indenture on Form T-3
                          (File No. 22-22213) filed with the Securities and Exchange Commission on August 1, 1995.

--------------------
*  Incorporated by reference.